Exhibit 10.3
AMENDMENT TO STOCK OPTION AGREEMENTS
          This Amendment to Stock Option Agreements (the “Amendment”) is made as of April 6, 2008 by ev3 Inc. (the “Corporation”) and relates to certain stock options granted to James M. Corbett (the “Grantee”) under the ev3 LLC Amended and Restated 2003 Incentive Plan, as amended, or any other equity incentive plan of the Corporation or its predecessors, and subsequently transferred to Trudy Corbett (the “Holder”).
          WHEREAS, the Corporation has previously granted to Grantee options (the “Options”) to purchase shares of the Common Stock, par value $0.01 per share, of the Corporation evidenced by Stock Option Agreements by and between the Corporation and Grantee;
          WHEREAS, Grantee subsequently transferred to Holder certain of such Options as set forth on Exhibit A hereto and the Corporation subsequently entered into new Stock Option Agreements with Holder setting forth the terms and conditions of the Options (the “Option Agreements”);
          WHEREAS, on April 6, 2008, the Corporation and Grantee are entering into a Separation Agreement and Release of Claims (the “Separation Agreement”) pursuant to which Grantee will become entitled to certain payments from the Corporation in exchange for a release of any claims Grantee may have against the Corporation;
          WHEREAS, the Separation Agreement sets forth certain rights that Grantee and Holder have with respect to their outstanding Options; and
          WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that it is in the best interests of the Corporation and its stockholders to amend the Option Agreements, effective as of April 6, 2008, to accelerate the vesting of certain of the Options and to amend the period during which certain Options can be exercised.
          NOW, THEREFORE, the Option Agreements are hereby amended as follows:
          1. With respect to the Options that have already vested as of April 6, 2008, the expiration date for the exercise thereof shall be extended until July 5, 2010, but in no event beyond the original term of each such Option.
          2. With respect to the Options that are not vested as of April 6, 2008 but that otherwise would have vested by April 5, 2010 had Grantee’s service with the Corporation continued to that date, the vesting thereof shall be fully accelerated as of April 6, 2008 and the expiration date for the exercise of such Options shall be extended until July 5, 2010, but in no event beyond the original term of each such Option.
          3. With respect to the Options that are not vested and otherwise would have vested only if Grantee’s service with the Corporation had continued beyond April 5, 2010, there shall be no further vesting and such Options shall immediately terminate in accordance with the terms of the applicable grant documentation.

          4. Except as expressly provided herein, the terms and conditions of the Option Agreements shall remain in full force and effect and shall be binding on the Corporation and the Holder.
          IN WITNESS WHEREOF, the Corporation has duly executed and delivered this Amendment, or has caused this Amendment to be duly executed and delivered in its name and on its behalf, as of the day and year first above written.

EV3 INC.

By:	/s/ Kevin Klemz

Its:	Kevin Klemz

Exhibit A
Trudy Corbett Option Agreements

					Shares
					Currently
					Outstanding
					under the	Total Shares That
	Grant				Option	Would Have Vested
Grant No.	Date	Plan	Type	Price	Agreement	at 4/5/2010
1386	6/20/2002	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$3.5400	4,230	4,230

1387	6/20/2002	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$8.8200	8,898	8,898

1388	10/29/2003	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$8.8200	12,456	12,456

1389	1/1/2004	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$8.8200	6,250	6,250

1390	7/29/2004	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$8.8200	18,750	18,750

1391	4/7/2003	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$8.8200	9,562	9,562

1392	8/7/2002	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$8.8200	19,005	19,005

1393	1/7/2005	ev3 LLC Amended and Restated 2003 Incentive Plan	Non-Qualified Stock Option	$8.8200	31,250	31,250

TOTAL:					110,401	110,401